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                          EL PASO NATURAL GAS COMPANY

                           EARNINGS PER COMMON SHARE
                             FORM 10-Q, EXHIBIT 11

                                                                     QUARTER ENDED MARCH 31,
                                                                  -----------------------------
                                                                     1994              1993
                                                                  -----------       -----------
Income available for common stock dividends.....................  $21,115,000       $30,840,000
Fully diluted average common shares outstanding.................   37,364,214        37,613,054
Fully diluted earnings per common share.........................  $    0.5651       $    0.8199

     Outstanding stock options of EPG are common stock equivalents but are excluded from primary earnings per common share due to immateriality. See following calculation:

                                                                     QUARTER ENDED MARCH 31,
                                                                  -----------------------------
                                                                     1994              1993
                                                                  -----------       -----------
Total primary earnings per common share.........................  $    0.5723       $    0.8295
Fully diluted earnings per common share (includes stock
  options)......................................................  $    0.5651       $    0.8199
Percent dilution................................................       1.2581%           1.1573%